AGREEMENT

Party A: Beijing Television Station, Economic Information Department "Home Sweet Home" Program.

Party B: EarthNetMedia Inc. of United States

Beijing Television Station, Economic Information Department "Home Sweet Home" is a television program oriented to home improvement, decoration, building material and real estate development.

In this program the latest international building technology will be introduced to our television audience.

Through negotiation both parties agree to sign the following agreement for collaboration:

I.   THE PURPOSE OF COLLABORATION:

Within the "home Sweet Home" program each week a 3 to 5 minutes segment of television program will be provided by US designer Alie Chang. The content of the program should be mutually agreed and it should be based on the concept and theory on interior design as well as introduce the latest international building material and home decoration and accessories products.

II   THE METHOD OF COOPERATION:

1. Party B will provide the content of the program. Party A and B own the program rights within China. Party A will have the rights to use the content for the program, for the title, for promotion and related matters. Party B owns the copyrights outside of China and also the right of all the footage of the program within China.

2. Party B will provide the program starting Sept 1, 2000 for one year. Party B must provide videotape of the programs to party A two weeks prior to broadcasting.

3. Party A will provide party B 45 seconds of advertising spot, Billboard and display, web site address during the broadcast of the program as compensation for the cost of program production.

4. The product sold via this TV program and the economic benefit generated as a result from the broadcasting of the segment shall benefit both parties. The profit will be divided 50-50 after the cost of the product and the operation.

5. If there is any conflict arising during the period of this agreement, both parties shall negotiate and reach a friendly settlement.


PARTY A                                   PARTY B
/s/ ZHANG WEN HUA, PRODUCER               /s/ ALIE CHANG
    _______________________                   __________
Zhang wen Hua, Producer                   Alie Chang, CEO of EarthNetMedia, Inc.
Location: Beijing                         Location: Beijing
Date: 8/1/2000                            8/1/2000


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                                    AGREEMENT

Party A: BEIJING TELEVISION STATION ECONOMIC INFORMATION DEPARTMENT "HOME SWEET HOME" PROGRAM.

Party B: PAC PACIFIC GROUP INT'1.

Beijing Television's Station Economic Information Department "Home Sweet Home" is a economic information program oriented to home improvement, decoration, building materials, and real estate development. In order to enhance the "Home Sweet Home" and provide additional topics, at the same time to introduce to the audience the latest international building systems and technology and furthermore to broaden the Chinese acceptance and appreciation of home decorating.

Through negotiation, both parties agree to sign the following agreement for collaboration;

I. The Purpose of Collaboration

Within the "Home Sweet Home" program each episode will be provided by designer A1ie Chang. Each five-minute special topic segment will be shot and produced in the United States. The content of the program will be based on building materials and products as main themes. This program is produced based on the latest design concept and theory to provide the audience with detailed information. This program is aimed and produced to generate economic benefit.

II. The Method of Co-operation

1. The planning of the program will be based on both parties' agreement. The result of the program will be for broadcast by Beijing Television.

2. The rights of the program will be enjoyed by both parties. Party B will provide the content of the program. Parties A and B own the program rights within the country, only for the purpose of this program's promotion such as VCD title, etc. Party B owns the copyrights outside of China and also the rights of all the raw material, within China.

3. Party B provides the program starting Jan 1, 2000. In order to secure the program broadcast regularity, Party B must provide video tape of the program to be broadcast to Party A two weeks prior to the broadcasting. If there is a problem that occurs, Party A has the right to cancel the agreement.

4. The product sold through this program and the economic benefit generated as a result shall be divided 50% - 50%. The product agreement shall be amended with a detailed agreement.

III. This Agreement becomes effective upon the signing of both parties and remains in effect for one year.

PARTY A                                   PARTY B
/s/ ZHANG WEN HUA, PRODUCER               /s/ ALIE CHANG
    _______________________                   __________
Zhang wen Hua, Producer                   Alie Chang, CEO of EarthNetMedia, Inc.
Location: Beijing                         Location: Beijing
Date: 11/3/1999                           Date: 11/3/1999